EXHIBIT 10.1

WARRANT AMENDMENT
THIS WARRANT AMENDMENT (this “Amendment”) is dated as of October 8, 2024, by the party set forth on the signature page hereto (“Purchaser”) and Ontrak, Inc., a Delaware corporation (“Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Public Offering Warrants (as defined below).
R E C I T A L S
A.    Pursuant to the Securities Purchase Agreement dated November 10, 2023, by and between the Company and each purchaser signatory thereto, the Company issued an aggregate of (a) 4,592,068 shares of Common Stock and one or more warrants to purchase up to 9,184,136 shares of Common Stock (such warrants, the “Accompanying Warrants”), and (b) one or more pre-funded warrants to purchase up to 5,907,932 shares of Common Stock and additional warrants to purchase up to 11,815,864 shares of Common Stock (such additional warrants, together with the Accompanying Warrants, in each case as heretofore amended, the “Public Offering Warrants”).
B.    A Stock Combination Event was effected on September 23, 2024 (the “September 2024 SCE”).
C.    Pursuant to Section 5(l) of the Public Offering Warrants, the Public Offering Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company, on the one hand, and holder, on the other hand.
D.    Purchaser is the holder of one or more Public Offering Warrants.
E.    The Company and Purchaser desire to amend the terms of all of Purchaser’s Public Offering Warrants (“Purchaser’s Warrants”) as set forth herein.
NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:
1.    Amendment to Section 3(b)(vii). Solely with respect to the September 2024 SCE, the Company and Purchaser hereby agree to amend Section 3(b)(vii) of Purchaser’s Warrants to read in its entirety as follows (deletions reflected with ~~stricken text~~ and additions reflected with double underlined text):
“If at any time and from time to time on or after the Issuance Date an event referred to in Section 3(a) occurs (each, a “Stock Combination Event”, and the date on which such event occurs, the “Stock Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect (after giving effect to the adjustment to the Exercise Price in accordance with Section 3(a)), then on the ~~sixteenth (16th)~~ eleventh (11th) Trading Day immediately following such Stock Combination Event, the Exercise Price then in effect on such ~~sixteenth (16th)~~ eleventh (11th) Trading Day (after giving effect to the adjustment in accordance with Section 3(a)) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.”
For the avoidance of doubt, in the event any other Stock Combination Event occurs, the amendment to Section 3(b)(vii) of Purchaser’s Warrants set forth in this Section 1 shall not apply to such Stock Combination Event.
2.    Agreement and Acknowledgement. The Company and Purchaser hereby agree and acknowledge that, after giving effect to the amendment to Section 3(b)(vii) of Purchaser’s Warrants set forth in Section 1 above, the Event Market Price related to the September 2024 SCE, and the Exercise Price of Purchaser’s Warrants as of the date hereof, is $2.25. The Company and Purchaser also hereby agree and acknowledge that Section 3(b)(x) of Purchaser’s Warrants applies to the adjustment to the Exercise Price of Purchaser’s Warrants as so adjusted pursuant to Section 3(b)(vii) of Purchaser’s Warrants as amended herein (without regard to any limitations on exercise contained in Purchaser’s Warrants).

3.    Waiver. Purchaser hereby agrees and acknowledges that (a) to the extent that any holder of any warrant that includes a provision similar to Section 3(b)(vii) of Purchaser’s Warrants that calls for an adjustment of the exercise price and/or the number of shares purchasable on exercise based on market trading prices through the sixteenth (16th) Trading Day following the September 2024 SCE (any such other warrant, a “Similar Warrant”) does not agree to amend such provision in a manner described in Section 1 above, the Event Market Price related to to the September 2024 SCE (and therefore the Exercise Price) for such Similar Warrant may be less than $2.25, and (b) notwithstanding anything to the contrary in Purchaser’s Warrants or any other agreement or understanding between Purchaser and the Company, the Exercise Price of Purchaser’s Warrants shall not be further adjusted for any reason as a result of or related to the September 2024 SCE including, without limitation, because the exercise price of any Similar Warrant is reduced below $2.25 as a result of the operation of any provision similar to Section 3(b)(vii) of Purchaser’s Warrants, and Purchaser irrevocably waives any claim that the Exercise Price of Purchaser’s Warrant shall be reduced below $2.25 as a result of or related to the September 2024 SCE or the operation of any provision similar to Section 3(b)(vii) of Purchaser’s Warrants.
4.    Miscellaneous.
(a)    Entire Agreement. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Company and Purchaser, written or oral, to the extent they relate in any way to the subject matter hereof.
(b)    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
(c)    Governing Law. This Waiver shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.
    PURCHASER:

____________________________

By:    ____________________________
Name:
Title:

ONTRAK, INC.
By: ____________________________
Name:
Title:

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